                            STOCK PURCHASE AGREEMENT




                                     between



                      E. I. DU PONT DE NEMOURS AND COMPANY,

                  DU PONT CHEMICAL AND ENERGY OPERATIONS, INC.



                                       and



                            HUDSON TECHNOLOGIES, INC.







                             Dated January 29, 1997

                                      INDEX
                                                                            Page
                                                                            ----

Article I       DEFINITIONS..............................................     2

Article II      PURCHASE OF SHARES.......................................     3

Article III     CLOSING..................................................     3

Article IV      REPRESENTATIONS AND WARRANTIES OF
                THE COMPANY..............................................     4

         4.1    Organization and Corporate Power.........................     4
         4.2    Authorization............................................     5
         4.3    Capitalization...........................................     5
         4.4    Financial Statements.....................................     7
         4.5    Absence of Undisclosed Liabilities.......................     7
         4.6    Absence of Certain Developments..........................     7
         4.7    Title to Properties......................................     8
         4.8    Tax Matters..............................................     8
         4.9    Contracts and Commitments................................     8
         4.10   Proprietary Rights.......................................    10
         4.11   Effect of Transactions...................................    11
         4.12   Litigation...............................................    12
         4.13   State Securities Laws....................................    12
         4.14   Information Supplied to DUPONT and DCEO..................    12
         4.15   Brokerage................................................    13
         4.16   Definition of Best Knowledge.............................    13

Article V       CONDITIONS OF PURCHASE ..................................    13

Article VI      COVENANTS OF THE COMPANY.................................    14

         6.1    Use of Proceeds..........................................    14
         6.2    Registration Rights......................................    15
         6.3    Exchange, Transfer and Replacement of Share Certificates.    15

Article VII     REPRESENTATIONS OF DUPONT AND DCEO.......................    15

         7.1    Execution of the Agreement...............................    15
         7.2    Effect of Transactions...................................    16
         7.3    Securities Act...........................................    16
         7.4    No Registration..........................................    17
         7.5    Securities...............................................    18

Article VIII    GENERAL .................................................    18

         8.1    Amendments, Waivers and Consents.........................    18
         8.2    Survival of Covenants; Assignability of Rights...........    19
         8.3    Governing Law............................................    20
         8.4    Section Headings.........................................    20
         8.5    Publicity................................................    20
         8.6    Counterparts.............................................    21
         8.7    Notices..................................................    21
         8.8    Severability.............................................    22
         8.9    Expenses.................................................    22
         8.10   Entire Agreement.........................................    22
         8.11   Specific Enforcement; Injunctive Relief..................    23


Exhibit A  Form of Shareholders' Agreement
Exhibit B  Form of Standstill Agreement
Exhibit C  Form of Registration Agreement

Schedules

          Schedule 4.1
          Schedule 4.3
          Schedule 4.5
          Schedule 4.6
          Schedule 4.8
          Schedule 4.9
          Schedule 4.10
          Schedule 4.12

                            STOCK PURCHASE AGREEMENT

                  This Investment Agreement is made and entered into as of January 29, 1997, between E. I. DUPONT DE NEMOURS AND COMPANY ("DUPONT"), DU PONT CHEMICAL AND ENERGY OPERATIONS, INC. ("DCEO"), a Delaware corporation and a wholly owned subsidiary of DUPONT, and "HUDSON TECHNOLOGIES, INC.", a New York corporation ("HTI" or "the Company").

                              W I T N E S S E T H:

                  WHEREAS, DUPONT, DCEO and HTI are, simultaneously with the execution of this Stock Purchase Agreement, entering into a certain Registration Agreement and a Standstill Agreement (collectively, the above agreements are hereafter referred to as the "Agreements"), all of which collectively provide for a constructive and mutually beneficial relationship between DUPONT, DCEO and HTI; and

                  WHEREAS, HTI desires to obtain Three Million Five Hundred Thousand Dollars ($3,500,000.00) of additional capital by selling to DCEO Five Hundred Thousand (500,000) unregistered shares of its common stock, par value $0.01 per share and DCEO desires to acquire the same, all subject to the terms and conditions of this Stock Purchase Agreement; and

                  WHEREAS, certain HTI stockholders, DCEO and DUPONT are, simultaneously, with the execution of the Agreements, entering into a Shareholders' Agreement dated as of January 29, 1997, among DCEO, DUPONT and the persons named in Attachment A thereto relative to their voting for DCEO's nominee to the HTI Board of

Directors and to their future sales of shares of Common Stock of HTI (hereinafter referred to as the "Shareholders' Agreement").

                  NOW, THEREFORE, in consideration of the respective agreements herein contained and subject to the terms and conditions set forth herein, the parties agree as follows:

                             ARTICLE I - DEFINITIONS

                  The terms set forth below are defined by the section or
article in which they are used in this Agreement and are applicable also to the other Agreements referred to herein, as appropriate.


                  "Affiliate"                                          8.2(b)

                  "Base Balance Sheet"                                 4.4

                  "Best knowledge of HTI"                              4.17

                  "Closing"                                            3.1

                  "Closing Date"                                       2.2

                  "Designated Persons"                                 4.10(e)

                  "Governmental Authority"                             4.1

                  "Intellectual Property Rights"                       4.10(d)

                  "Key Employees"                                      4.12

                  "Licenses"                                           4.1(b)

                  "Securities"                                         7.5

                  "Shareholders' Agreement"                            5.1(e)

                  "Shares"                                             2.1

                  "Standstill Agreement"                               5.1(f)

                  Day" shall mean any day (other than a Saturday or Sunday) on which banks are generally open for business in the City of New York.

                         ARTICLE II - PURCHASE OF SHARES

         2.1 Shares Subject to Purchase. In consideration of the issuance to DCEO of Five Hundred Thousand (500,000) shares of unregistered HTI Common Stock ("Shares"), DCEO shall pay to HTI Three Million Five Hundred Thousand Dollars ($3,500,000.00). The above payment shall be made by wiring the funds to an account designated in writing by HTI.

                              ARTICLE III -CLOSING

         3.1 Closing. Subject to the terms and conditions of this Agreement, the closing (the "Closing") of the sale and purchase of the Shares is taking place upon the execution of this Agreement.

                  (a) HTI is delivering to DCEO and DUPONT (i) a duly executed copy of this Agreement; (ii) the Shares; (iii) a duly executed copy of the Standstill Agreement; (iv) a duly executed copy of the Registration Agreement;
(v) a duly executed copy of the Shareholders' Agreement; (vi) duly executed copies of the Segment Marketing Agreement and the Reclamation Services Agreement; (vii) an opinion of counsel to HTI; and (viii) the Certificate of Incorporation, Bylaws, and resolutions of the Board of Directors of HTI authorizing the execution, delivery and performance of this Agreement, and each of the other documents being executed and delivered by HTI in connection herewith, certified by the secretary of HTI.

                  (b) DUPONT and DCEO are delivering to HTI (i) the purchase price (via wire transfer); (ii) a duly executed copy of this Agreement; (iii) a duly executed copy of the Standstill Agreement; (iv) a duly executed copy of the Registration Agreement; (v) a duly executed copy of the Shareholders' Agreement;
(vi) a duly executed copy of the Segment Marketing Agreement and the Reclamation Services Agreement; (vii) an opinion of counsel to DUPONT and DCEO; (viii) a Secretary's Certificate certifying the due authorization of the execution, delivery and performance of this Agreement and each of the other documents being executed and delivered by DCEO in connection herewith; and (ix) a Secretary's Certificate certifying the due authorization, delivery and performance of this Agreement and each of the other documents being executed and delivered by DUPONT in connection herewith.


           ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  In order to induce DUPONT and DCEO to enter into this Agreement, the Company represents and warrants as follows:

         4.1 Organization and Corporate Power. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of New York, and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to do so qualify would not have a material adverse effect on the Company ("Material Adverse Effect"). The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform this Agreement and to carry out the transactions contemplated hereby. The copies of the Certificate of Incorporation and Bylaws of the Company, as amended to date, which have been furnished to counsel for DUPONT and DCEO by the Company, are correct and complete at the date hereof. The minute books of the Company are true and complete. No consent, approval, order, license, permit or authorization of, or registration, declaration or filing with, any governmental authority or any other person is required to be obtained or made by or with respect to the Company in connection with the Agreements or the consummation of the transactions contemplated thereby , except where the failure to obtain or make would not have a Material Adverse Effect on the Company.

                  (b) Except as provided in Schedule 4.1, the Company and its properties, assets, operations and business are in compliance in all material respects with all applicable statutes, laws, ordinances, rules and regulations of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, of competent jurisdiction ("Governmental Authority") and any filing requirements relating thereto, including laws and regulations relating to environmental requirements (such as requirements in respect of air, water and noise pollution). The Company has obtained all permits, licenses and other authorizations

("Licenses") which are required with respect to the operation of its business and the ownership of its assets under federal, state, local and foreign laws, including laws relating to pollution or protection of the environment, except when the failure to obtain would not have a Material Adverse Effect on the Company, and the Company is in compliance in all material respects with all terms and conditions of such permits, licenses and authorizations.

         4.2 Authorization. The Agreements and all documents and instruments executed pursuant hereto, are valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity. The execution, delivery and performance of the Agreements and the issuance of the Shares have been duly authorized by all necessary corporate action of the Company.

         4.3 Capitalization. (a) The authorized and issued capital stock of the Company are as set forth in Schedule 4.3. All of the presently outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. The Shares, when and if issued and delivered as provided for herein, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens and encumbrances.

                  (b) Except as provided above or in said Schedule 4.3, the Company has not issued any other shares of its capital stock and there are no outstanding warrants, options or other rights to purchase or acquire any of such shares, nor any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities. There are no preemptive rights with respect to the issuance or sale by the Company of the Company's capital stock. Except as disclosed in Schedule 4.3, there are no restrictions on the transfer of the Shares or the Common Stock held by the Stockholders Group (as defined in the Shareholders' Agreement) other than those arising from federal and state securities laws or under this Agreement or the Shareholders' Agreement. The only subsidiaries of the Company are those set forth in Schedule 4.3, and the Company does not have any other investments in any other corporation, trust, partnership or business entity and is not a party to any joint venture.

                  (c) Other than as provided in Schedule 4.3, there are no outstanding rights (other than those of which have been satisfied) which permit the holder thereof to cause the Company to file a registration statement under the Securities Act or which permit the holder thereof to include securities of the Company in a registration statement filed by the Company under the Securities Act, and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Company under the Securities Act. All securities of the Company heretofore issued and sold by the Company were issued and sold in compliance with all applicable Federal and state securities laws. Assuming that the representations and warranties of DUPONT and DCEO set forth in
Article VII are true and correct, the offering, issuance and sale of the Shares will be exempt from the registration requirements of the Securities Act.

         4.4 Financial Statements. HTI has provided to DCEO its 1995 Annual Report on Form 10-K, its quarterly report on Form 10-Q for the nine month period ended September 30, 1996, including an income statement and balance sheet for the nine month period ended September 30, 1996 (the "Base Balance Sheet"), and such financial statements (including the notes thereto, if any contained in such reports) (i) are in accordance with the books and records of HTI; (ii) present fairly the financial position and results of operations of HTI as of the dates and for the periods indicated; and (iii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as indicated therein).

         4.5 Absence of Undisclosed Liabilities. Except as otherwise specifically disclosed in Schedule 4.5, the Company does not have any material accrued or contingent liability or liabilities arising out of any transaction or state of facts existing prior to the date hereof (whether such liability is accrued, to become due, contingent, or otherwise) other than liabilities incurred since said balance sheet in the ordinary course of business or in connection with this Agreement.

         4.6 Absence of Certain Developments. Except as specifically disclosed in Schedule 4.6, since the date of the Base Balance Sheet, there has been (i) no material adverse change in the financial condition of the Company or in the assets, liabilities, properties or business of the Company, (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Company, (iii) no waiver of any material valuable right of the Company or the cancellation of any debt or claim held by the Company, (iv) no loan by the Company to any officer, director, employee or stockholder of the Company, or any agreement or commitment therefor in excess of $15,000, (v) no increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Company which increase is in excess of an annual rate of $50,000, (vi) no material loss, destruction or damage to any property of the Company, whether or not insured, (vii) no material labor trouble involving the Company and no material change in the personnel of the Company or the terms and conditions of their employment, (viii) no acquisition or disposition of any assets (or any contract or arrangement therefor) nor any other transaction by the Company otherwise than for fair value in the ordinary course of business; and (ix) no change in the accounting methods, practices or policies followed by the Company or in the depreciation or amortization policies or rates theretofore adopted.

         4.7 Title to Properties. The Company has good and marketable title to all of its properties and assets, subject to existing encumbrances.

         4.8 Tax Matters. Except as set forth in Schedule 4.8, all federal, state, county and local taxes due and payable by the Company have been paid. There are no taxes due to any foreign jurisdictions. The provisions for taxes on the Base Balance Sheet are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Company, whether or not assessed or disputed as of the date of the Base Balance Sheet. There exist no unpaid assessments nor any basis for the assessment of additional federal income taxes on the Company for any fiscal period. All federal, state, county or local income tax returns of the Company have either been filed, or valid unexpired extensions to the due dates have been obtained. The income tax returns of HTI have never been audited by any federal, state, local or foreign authorities. HTI has not waived any statute of limitations with respect to taxes and have not agreed to any extension of time with respect to any tax assessment or deficiency.

         4.9 Contracts and Commitments. (a) Except as disclosed in Schedule 4.9, the Company is not a party to any contract, obligation or commitment which involves a potential commitment by

HTI in excess of $500,000 or which is otherwise material and not entered into in the ordinary course of business and is not obligated under any contract or agreement or subject to any charter restriction which presently materially adversely affects"" its business, properties, assets, prospects or financial condition. The Company is not in default under any contract, obligation or commitment the consequences of which default would have a Material Adverse Effect on the Company. All agreements terminable by a third party in the event the Company enters into this Agreement have been brought to DUPONT's attention.

                  (b) Except as set forth in Schedule 4.9, HTI is not a party to any material written or oral

                           (a) contract with any labor union;

                           (b) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of normal operating requirements;

                           (c) contract for the employment of any officer or director on a full-time basis or any contract with any person on a consulting basis;

                           (d) bonus, pension, profit-sharing, retirement, stock purchase, stock option, or similar plan;

                           (e) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or placement of a lien on any assets of HTI;

                           (f) guaranty of any obligation for borrowed money or otherwise;

                           (g) lease or agreement under which HTI is lessee of or holds or operates any property, real or personal, owned by any other party;

                           (h) lease or agreement under which HTI is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by HTI;

                           (i) agreement or other commitment under which HTI is obligated to pay any broker's fees, finder's fees or any such similar fees, to any third party in excess of $75,000 during the year ended December 31, 1996;

                           (k) contract, agreement or commitment under which HTI has issued, or may become obligated to issue, any shares of capital stock of HTI, or any warrants, options, convertible securities or other commitments pursuant to which HTI is or may become obligated to issue any shares of its capital stock; or any other contract, agreement, arrangement or understanding which is material to the business of HTI. HTI has furnished to DUPONT true and correct copies of all such agreements and other documents requested by DUPONT or its authorized representatives.

         4.10 Proprietary Rights. (a) HTI owns, possesses, has the exclusive or nonexclusive right, as the case may be, to use, or where useful or necessary, has made timely and proper application for, all Intellectual Property Rights (as defined in subsection (d) of this Section 4.10) useful, necessary or required for the conduct of its business as presently conducted, and HTI has no reason to believe, and does not believe, that it will be unable to obtain on reasonable terms all Intellectual Property Rights useful, necessary or required for the conduct of its business.

                  (b) Except as set forth in Schedule 4.10, no royalties, honorariums or fees are payable by HTI to other persons by reason of the ownership or use of said Intellectual Property Rights.

                  (c) There is no pending or, to the best knowledge of HTI, threatened claim or litigation against HTI nor, to the best knowledge of HTI, does there exist any basis therefor, contesting the validity or right to use of any of the foregoing, nor has HTI received any notice that any of said Intellectual Property Rights or the operation of HTI's business conflicts, or will conflict, with the asserted rights of others, nor, to the best knowledge of HTI, does there exist any basis for any such conflict. As used herein, the term "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, trademarks, trade names, fictitious or assumed names, service marks, copyrights, computer programs and other computer software, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae.

                  (d) To the best knowledge of HTI, no valid claim may be asserted by any third party against HTI, with respect to (i) the continued employment by, or association with, HTI of any of the present officers or employees of or consultants to (said directors, officers, employees and/or consultants being hereinafter collectively referred to as the "Designated Persons") or (ii) the use, in connection with any business presently conducted by HTI, by any of the Designated Persons of any information which HTI or any of the Designated Persons would be prohibited from using, in each case under any prior agreements, arrangements or other preexisting set of facts, including, without limitation, any such agreement or arrangement between any of the Designated Persons and any former employer of any of the Designated Persons (as the case may be), or any legal or equitable considerations applicable to, among other things, unfair competition, trade secrets or proprietary information.

         4.11 Effect of Transactions. The execution, delivery and performance by the Company of this Agreement, the Shareholders' Agreement in the form set forth in Exhibit A, the Standstill Agreement in the form set forth in Exhibit B, and the Registration Agreement in the form set forth in Exhibit C will not conflict with or result in any default under any material contract, obligation or commitment of the Company, or any charter provision, bylaw or corporate restriction of the Company, or the creation of any lien, charge or encumbrance of any material nature upon any of the properties or assets of the Company, except pursuant to this Agreement. The Company's execution and delivery of this Agreement and its performance of the transactions contemplated hereby will not violate any material instrument, agreement, judgment, decree, order, statute, rule or regulation of any Governmental Authority applicable to the Company.

         4.12 Litigation. Except as disclosed in Schedule 4.12, there is no material litigation or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company, which, individually or in the aggregate affects any of its properties or assets, or to the best knowledge of the Company, against any of the Company's Officers (collectively, the "Key Employees"), or which, individually or in the aggregate, if decided adversely to the Company or such Key Employee, would invalidate, or materially hinder the enforceability or performance of this Agreement or any action taken or to be taken pursuant hereto.

         4.13 State Securities Laws. The Company has complied and will comply in all material respects with all applicable state "blue-sky" or securities laws in connection with the issuance and sale of its Common Stock heretofore and upon the closing of this Agreement.

         4.14 Information Supplied to DUPONT and DCEO. Neither this Agreement, the Form 10-K of the year ended December 31, 1995, the Form 10-Q for the quarter ended September 30, 1996, nor any document, certificate, or written statement furnished to DUPONT or DCEO by the Company, contains as of the date hereof any untrue statement of a material fact, and none of this Agreement or such other documents, certificates and statements, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         4.15 Brokerage. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

         4.16 Definition of Best Knowledge. As used herein, the term "to the best knowledge of HTI" shall mean and include (a) actual knowledge of the executive officers of HTI and (b) that knowledge which a prudent businessperson could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence with respect thereto. In connection therewith, the knowledge of any such executive officer of HTI shall be imputed to be the knowledge of HTI. For purposes of this Agreement, disclosure of any matters in any Schedule shall be deemed disclosure for all purposes.

                       ARTICLE V - CONDITIONS OF PURCHASE

         5.1 Conditions to Closing. DCEO's obligation to purchase and pay for the Shares shall be subject to compliance by the Company with its agreements herein contained and to the fulfillment to DUPONT's satisfaction on or before and at the Closing of the following conditions:

                  (a) Opinion of the Company Counsel. DUPONT shall have received from counsel for the Company, Tenzer Greenblatt L.L.P., their opinion, dated the Closing Date.

                  (b) Authorization. The Board of Directors of the Company shall have duly adopted resolutions in form reasonably satisfactory to DUPONT authorizing the Company to consummate the transactions contemplated hereby in accordance with the terms hereof, and DUPONT shall have received a duly executed certificate of the Secretary or an Assistant Secretary of the Company setting forth a copy of such resolutions and such other matters as may be requested by DUPONT.

                  (c) Shareholders' Agreement. The Company, DCEO, DUPONT, and certain stockholders of the Company shall have executed and delivered a Shareholders' Agreement in the form of Exhibit A hereto.

                  (d) Standstill Agreement. The Company, DCEO, and DUPONT shall have executed and delivered a Standstill Agreement in the form of Exhibit B hereto.

                  (e) Registration Agreement. The Company and DCEO shall have executed and delivered a Registration Agreement in the form of Exhibit C hereto.

                  (f) All Proceedings Satisfactory. All corporate and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to DUPONT, and DUPONT shall receive such copies thereof. The issuance and sale of the Shares to DCEO shall be made in conformity with all applicable state and federal securities laws.

                      ARTICLE VI - COVENANTS OF THE COMPANY

                  The Company shall comply, and the Company shall cause any direct or indirect subsidiaries of the Company to comply, with the following covenants, except as shall otherwise be expressly agreed pursuant to a written consent executed by DUPONT. All references to "the Company" in this Article VI shall be deemed to refer to the Company and its direct and indirect subsidiaries, if applicable, on a consolidated basis.

         6.1 Use of Proceeds. The proceeds received by the Company hereunder shall be used by the Company to reduce existing operating lines of credit, finance working capital and to redeem outstanding convertible notes and debentures.

         6.2 Registration Rights. All Shares purchased by DCEO under this Agreement shall be subject to registration rights in accordance with the Registration Agreement set forth in Exhibit C.

         6.3 Exchange, Transfer and Replacement of Share Certificates. Upon surrender of any certificate representing Shares for exchange or transfer at the offices of the Company, the Company shall, at its expense (exclusive of applicable transfer taxes), issue in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Common Shares represented by the certificate so surrendered and registered as may be requested. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing Common Shares and, in the case of any such loss, theft or destruction, upon delivery of an agreement of indemnity, and if required such other instruments or security bond, reasonably satisfactory to the Company and its Transfer Agent, or, in the case of any such mutilation, upon surrender and cancellation thereof, the Company shall, at its expense, issue a new certificate for the same aggregate number of Common Shares represented by such lost, stolen, destroyed or mutilated certificate, as the case may be.

                ARTICLE VII - REPRESENTATIONS OF DUPONT AND DCEO

                  To induce the Company to execute this Agreement, DUPONT and DCEO hereby jointly and severally represent and warrant to, and covenants with, the Company with respect to DCEO's purchase of Shares hereunder, that:

         7.1 Authorization. The Agreements and all documents and instruments executed pursuant hereto, are valid and binding obligations of each of DUPONT and DCEO, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity. The execution, delivery and performance of the Agreements have been duly authorized by all necessary corporate action of each of DUPONT and DCEO.

         7.2 Effect of Transactions. The execution, delivery and performance by each of DUPONT and DCEO of this Agreement, the Shareholders' Agreement in the form set forth in Exhibit A, the Standstill Agreement in the form set forth in Exhibit B, and the Registration Agreement in the form set forth in Exhibit C will not conflict with or result in any default under any material contract, obligation or commitment of either DUPONT or DCEO, or any charter provision, bylaw or corporate restriction of either DUPONT or DCEO, or the creation of any lien, charge or encumbrance of any material nature upon any of the properties or assets of either DUPONT or DCEO. The execution and delivery of this Agreement by each of DUPONT and DCEO and their performance of the transactions contemplated hereby will not violate any material instrument, agreement, judgment, decree, order, statute, rule or regulation of any Governmental Authority applicable to either DUPONT or DCEO.

         7.3 Securities Act. (a) The Shares to be purchased by DCEO pursuant to this Agreement are being acquired for investment purposes only and not with a view to any public distribution thereof, and it will not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933, as amended. The certificates evidencing the Shares will bear a legend reading substantially as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
              REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THAT ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A PURCHASE AGREEMENT DATED AS OF JANUARY 29, 1997, BETWEEN HUDSON TECHNOLOGIES, INC. (THE "COMPANY") AND CERTAIN SHAREHOLDERS OF THE COMPANY AND A STANDSTILL AGREEMENT DATED AS OF JANUARY 29, 1997, AMONG THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

                  (b) DUPONT and DCEO each have substantial experience in business and financial matters and in making investments of the type contemplated by this Agreement and is capable of evaluating the merits and risks of its purchase of the Shares and is able to bear the economic risks of its investment.

                  (c) DUPONT and DCEO each have had an opportunity to discuss the Company's business, management and financial affairs, and the terms and conditions of the Shares with the Company's management and all such questions have been answered to the full satisfaction of DUPONT and DCEO.

                  (d) DUPONT and DCEO each are an entity that qualifies as an "accredited investor" within the meaning of Rule 5.01(a) of Regulation D under the Securities Act.

         7.4 No Registration. (a) DUPONT and DCEO have been advised that the Securities have not been and are not being registered under the Securities Act or under the "blue sky" laws of any jurisdiction and that the Company in issuing the Securities is relying upon, among other things, the representations and warranties of DUPONT and DCEO contained in this Article VII in concluding that each such issuance is a "private offering" and does not require compliance with the registration provisions of the Securities Act and applicable state securities laws.

                  (b) Absent an effective registration statement under the Securities Act covering the disposition of the Shares or unless DCEO is entitled to have the restrictions imposed on the Shares removed pursuant to Section 7.4(d) hereof, DCEO will not sell, transfer, assign or otherwise dispose of any or all of the Shares without first providing the Company with an opinion of counsel reasonably satisfactory in form and substance to counsel for the Company to the effect that such sale, transfer, assignment or other disposition will be exempt from the registration requirements of the Securities Act.

                  (c) DCEO consents to the Company's making a notation on its records or giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer of the Shares mentioned in this Section 7.4.

                  (d) Any legend endorsed on a certificate evidencing the Shares pursuant to Section 7.3 and 7.4 hereof and the stop transfer instructions and record notations with respect to such Shares shall be removed and the Company shall issue a certificate without such legend to the holder of such Shares if (i) such Shares are registered under the Securities Act, (ii) such Shares are sold under Rule 144(k) of the Commission under the Securities Act or (iii) such holder provides the Company with an opinion of counsel reasonably satisfactory in form and substance to counsel for the Company to the effect that a public sale or transfer of such Shares was made without registration under the Securities Act.

         7.5 Securities. For purposes of this Article, the term "Securities" includes all securities issued hereunder or on account of ownership of or conversion of the Shares whether in connection with any stock dividend, stock split, recapitalization, merger, consolidation or otherwise.

                             ARTICLE VIII - GENERAL

         8.1 Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company and DUPONT or DCEO and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof or thereof may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision; provided, however, that except as otherwise provided herein or therein, changes in or additions to, and any consents required by this Agreement may be made, and compliance with any term, covenant, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) by a consent or consents in writing of DUPONT. Any amendment or waiver effected in accordance with this paragraph shall be binding upon DUPONT and DCEO and the Company.

         8.2 Survival of Covenants; Assignability of Rights. (a) All covenants, agreements, representations and warranties of the Company made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to DUPONT and DCEO in connection herewith shall be deemed material and to have been relied upon by DUPONT and DCEO, and, except as provided otherwise in this Agreement, shall survive the delivery of the Shares for a period of nine months, and shall bind the Company's successors and assigns, whether so expressed or not, and, except as provided otherwise in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of DCEO's successors and assigns and to transferees of the Securities, whether so expressed or not.

                  (b) This Agreement and the rights hereunder shall not be assignable or transferable by DUPONT or DCEO or the Company (except by operation of law in connection with a merger, consolidation or other reorganization or sale of all or substantially all the assets of DUPONT, DCEO or the Company) without the prior written consent of the other party hereto; provided that DUPONT or DCEO may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any of DUPONT's more than 50% owned subsidiaries ("Affiliates") or to any transferee of the Shares. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. The assignment by DUPONT or DCEO of any rights, interest or obligations under this Agreement to any transferee of the Shares acquired hereunder shall not affect or diminish the rights or obligations of DUPONT or DCEO under this Agreement.

         8.3 Governing Law. The enforcement of this Agreement shall be governed by, and in connection with such enforcement this

Agreement shall be construed in accordance with, the laws of the State of Delaware.

         8.4 Section Headings. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

         8.5 Publicity. The Company and DUPONT agree that (a) no public release or announcement concerning the transactions contemplated hereby shall be issued by any party hereto without the prior consent of the other party, except as such release or announcement may be required by law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance and (b) without the prior consent of DUPONT, the Company shall not issue any public release or announcement or issue or distribute any document to be used in connection with the private or public sale of debt or equity securities of the Company if such release, announcement or document refers to DCEO's investment in or contracts or other arrangements with the Company, except as may be required by law or the rules or regulations of any securities exchange or by any Governmental Authority, in which case the Company shall allow DUPONT reasonable time to comment on the relevant portions of such release, announcement or document.

         8.6 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

         8.7 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by certified or registered mail, postage prepaid, return receipt requested, or delivered to a nationally recognized next business day courier for delivery on the next business day, or by facsimile, with a copy sent as aforesaid and in any instance addressed as follows:

                    (i)   if to DUPONT

                          E. I. Du Pont de Nemours and Company
                          1007 Market Street
                          Wilmington, DE  19898

                          Attention: Vice President and Treasurer

                    (ii)  if to the Company

                          Hudson Technologies, Inc.
                          25 Torne Valley Road
                          Hillburn, NY  10931-9900

                          Attention:  President

                    (iii) if to DCEO

                          DuPont Building, Room 8045
                          1007 Market Street
                          Wilmington, DE  19898

                          Attention:   Administrator - Du Pont Chemical and
                                       Energy Operations, Inc.

or such other address as shall be furnished in writing by any of the parties, and any such notice or communication shall be deemed to have been given as of the date so delivered personally, so mailed, so delivered to the courier service, or so transmitted by telecopy (except that a notice of change of address shall not be deemed to have been given until received by the addressee).

         8.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions or this Agreement.

         8.9 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, and DUPONT and DCEO shall pay all costs and expenses that they incur with respect to the negotiation, execution, delivery and performance of this Agreement.

         8.10 Entire Agreement. This Agreement and the agreements referred to herein contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter

         8.11 Specific Enforcement; Injunctive Relief. The parties acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement. Therefore, the obligations of the parties hereunder shall be specifically enforceable and each of the parties agrees that each of them shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any party from committing any violations of the provisions of this Agreement.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the day and year first above written.


HUDSON TECHNOLOGIES, INC.

By
Title
Date

E. I. DUPONT DE NEMOURS AND COMPANY

By
Title
Date

DU PONT CHEMICAL AND ENERGY OPERATIONS, INC.

By
Title
Date
                                      -30-